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                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-51373), Form S-3 (333-51373); Form S-3 (333-51373),
of our report dated April 1999 on the consolidated financial statements of Kaleidoscope Medial Group, Inc. and subsidiaries included in the 1998 Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the caption "Experts" in the prospectuses.



/s/ Liebman Goldberg & Drogin

New York, New York
April 15, 2000